Variable Universal Life Plus - NY
Issued by The Northwestern Mutual Life Insurance Company (“ Northwestern Mutual”)
through Northwestern Mutual Variable Life Account II (the “Separate Account”)
Summary Prospectus for New Investors
May 1, 2026
This Summary Prospectus summarizes key features of your individual flexible premium variable universal life policy (the “Policy”). Before you invest, you should also review the statutory prospectus for the Policy (the “Prospectus”), which contains more information about the Policy’s features, benefits, and risks. You can find this document and other information about the Policy, including the annual and semi-annual reports for your underlying portfolios, online at www.nmprospectus.com. You can also obtain this information at no cost by calling (866) 464-3800 or by sending an email request to vavldocrequest@northwesternmutual.com.

You may cancel your Policy within 10 days of receiving it without paying fees or penalties.
In some circumstances, this cancellation period may be longer. Upon cancellation you will receive the greater of the full amount of your premium payment(s) or the Policy’s Contract Fund Value. You should review the Prospectus, or consult with your Financial Representative, for additional information about the specific cancellation terms that apply.

Additional information about certain investment products, including variable life insurance policies, has been prepared by the Securities and Exchange Commission's staff and is available at www.Investor.gov.
The Securities and Exchange Commission (“SEC”) has not approved or disapproved the Policy or passed upon the adequacy of this Summary Prospectus. Any representation to the contrary is a criminal offense.
Subject to the limitations discussed in the Prospectus, you may choose to invest your Net Premiums in up to 30 Divisions of Separate Account as well as a fixed option under certain circumstances. Each Division of the Separate Account invests exclusively in shares of a single series of a Fund (i.e., an underlying portfolio or a “Portfolio”).
Only Available in the State of New York

71-0049-72 (0526)

Important Information You Should Consider About the Policy
An investment in the Policy is subject to fees, risks, and other important considerations, some of which are briefly summarized in the following table. You should review the Prospectus for the Policy for additional information about these topics.
	FEES AND EXPENSES			Cross-Reference(s) to Location in Prospectus
Charges for Early Withdrawals
If you surrender your Policy (or if you change your Policy to Paid-up insurance)
in the first ten Policy Years you will be assessed a surrender charge of up to
50% of the Target Premium.
For example, if you surrender your Policy and your total Target Premium amount was $100,000, you could pay a surrender charge of up to $50,000.
Withdrawals are subject to a $25 service charge (currently waived) for each withdrawal request.
Fee and Expense Tables – Transaction Fees (Surrender Charge and Withdrawal Fee) Also see Information About the Policy – Other Benefits Available Under the Policy (Paid-Up Insurance)
Transaction Charges
In addition to surrender charges and withdrawal charges, you may also be charged for other transactions, such as certain tax-related charges, a front-end sales load, charges for transferring between investment options, requesting more than one illustration in a Policy Year, changes to your Death Benefit option or Specified Amount, as well as charges for expedited delivery or wire transfers.
Fee and Expense Tables – Transaction Fees
Ongoing Fees and Expenses (annual charges)
In addition to the charges above, investment in the Policy is subject to ongoing fees and expenses, including fees covering the cost of insurance and optional benefits available under the Policy. These fees are based on information as of
December 31, 2025, may change from year to year, and are generally based on characteristics of the insured (e.g., age, sex and rating classification). You should review your Policy specifications page for specific rates applicable under your Policy.
You bear the expenses associated with the Portfolios available under your
Policy, the range for which is shown in the following table:
Fee and Expense Tables – Periodic Charges (Other than Portfolio Operating Expenses) Fee and Expense Tables – Annual Portfolio Operating Expenses
	Annual Fee	Minimum*	Maximum*
	Investment Options (Portfolio company fees and expenses)	0.14%	2.50%
* As a percentage of Portfolio assets.
RISKS
Risk of Loss	You can lose money by investing in the Policy, including loss of principal.			Risks of the Policy –Investment Risk and The Funds
Not a Short-Term Investment
The Policy is not a short-term investment and is not appropriate for you if you need ready access to cash. Surrender charges apply in the first 10 Policy Years and the value of your Policy and life insurance benefit will be reduced if you withdraw money. In addition, short-term investment in the Policy may subject you to income taxes and tax penalties.
Risks of the Policy –Policy for Long- Term Protection
Risks Associated with Investment Options
Investment in the Policy is subject to the risk of poor investment performance and can vary depending on the performance of the investment options
( Portfolios) available under the Policy. Each Portfolio will have its own unique risks and you should review these investment options before making an investment decision.
Risks of the Policy – Investment Risk Also see The Funds
Variable Universal Life Plus – NY Prospectus

	RISKS	Cross-Reference(s) to Location in Prospectus
Insurance Company Risks
Investment in the Policy is subject to the risks related to Northwestern Mutual, and any obligations, guarantees, or benefits are subject to the claims-paying ability of Northwestern Mutual. More information about Northwestern Mutual, including its financial strength ratings, is available upon request by calling toll free (866) 464-3800.
Risks of the Policy – Investment Risk and the Northwestern Mutual section
Policy Lapse
Insufficient premium payments, poor investment results, withdrawals, unpaid loans, or loan interest may cause your Policy to lapse, meaning you will no longer have any life insurance coverage and death benefits will not be paid.
After lapse, you may reinstate the Policy subject to certain conditions described in the Prospectus, including the payment of the minimum payment amount, required to keep the Policy in force.
Risks of the Policy – Policy Lapse Information About the Policy – Termination and Reinstatement
RESTRICTIONS
Investments
Transfer or allocations to the Government Money Market Division are subject to certain restrictions.
Transfers from the Divisions must be in amounts greater than or equal to 1% of assets in the Divisions, may be subject to charges, and are subject to the
Policy’s short-term and excessive trading policies. These short-term and excessive trading policies may trigger additional restrictions on your Policy.
Currently, there is no charge when you transfer Contract Fund Value among
Divisions . However, we reserve the right to charge $25 for each transfer. You may invest in up to 30 Divisions at a time.
Under certain circumstances Northwestern Mutual reserves the right to remove a Portfolio or substitute another Portfolio or mutual fund for such
Portfolio .

Restrictions on
Amounts in the
Government Money
Market Division

Information about
the Policy – Other
Policy Transactions
(Transfers and
Short-Term and
Excessive Trading)

Information about
the Policy – Other
Policy Transactions
(Substitution of
Portfolio Shares and
Other Changes)

Optional Benefits
Optional benefits are subject to additional charges and payments made under these benefits are generally subject to the same transaction fees as other premium payments but may be treated differently for other purposes (e.g., certain death benefit minimums). Optional benefits are not available for all ages (or may terminate at certain ages) and underwriting classifications. We may stop offering an optional benefit at any time.

Withdrawals under the Policy may cause the Death Benefit Guarantee to terminate if the monthly Death Benefit Guarantee Test is not met and no additional premium is paid during the following 61-day grace period.
Information about the Policy – Other Benefits Available Under the Policy Also see Termination of Death Benefit Guarantee for Failure to Meet the Death Benefit Guarantee Test
TAXES
Tax Implications
You should consult with a tax professional to determine the tax implications of an investment in, and payments received under, the Policy. There is no additional tax benefit if the Policy is purchased through a tax-qualified plan.
Tax Considerations
Variable Universal Life Plus – NY Prospectus

	CONFLICTS OF INTEREST	Cross-Reference(s) to Location in Prospectus
Investment Professional Compensation
The Policy is sold exclusively through financial representatives of Northwestern
Mutual’s affiliated broker-dealer, who are compensated with a commission based on a percentage of premium, and Northwestern Mutual may share revenue it earns on the Policy with its affiliated broker-dealer. These financial representatives may have a financial incentive to offer or recommend the
Policy over other investments.
Distribution of the Policy Also see Charges and Deductions – Commissions Paid to Financial Representatives
Exchanges
Some financial representatives may have a financial incentive to offer this
Policy in place of one you already own. You should only exchange an existing policy if you determine, after comparing the features, fees and risks of both policies, and any fees or penalties to terminate the existing policy, that it is preferable to purchase this Policy rather than continue to own the existing policy.
None
Overview of the Policy
What is the Policy, and what is it designed to do?
The Policy is an individual flexible premium variable universal life insurance policy, the purpose of which is primarily to provide life insurance protection (i.e., a death benefit) while providing the long-term growth in the Policy Value through allocations to a variety of Divisions. The Policy may be appropriate if you have a long-term investment horizon and is not intended for short-term investment, and is therefore not appropriate for people who may need to make early or frequent withdrawals or who intend to engage in frequent trading. You may want to consult your financial or tax advisor.
In exchange for your Premium Payments, upon the death of the Insured, we will pay the Death Benefit to your beneficiary based on one of three death benefit options available under the Policy. Subject to certain limitations, you can change the Death Benefit option you selected. (See “ Death Benefit – Changing Death Benefit Options” in the Prospectus for more information.)
How are Premium Payments treated under the Policy?
As described in more detail in the “Information About the Policy” section of the Prospectus, when you apply for the Policy you must make a minimum initial Premium Payment to put your Policy in force. No insurance will take effect until the minimum initial Premium Payment is made. The minimum initial Premium Payment is based on the Issue Age, underwriting classification and sex of the Insured, the Initial Specified Amount, any optional benefits and, if applicable, the Death Benefit Guarantee Period. For certain Death Benefit Guarantee Periods, a minimum Premium Payment is required to be paid in the first Policy Year .
After the Policy is issued, you must make sufficient Premium Payments to keep the Policy in force. There is no required schedule or amount of Premium Payments but the investment results of the Divisions to which your Net Premium(s) is allocated will affect the Premium Payments you are required to make to keep your Policy in force. If you elect the Death Benefit Guarantee, your Policy will generally not lapse regardless of the investment performance of the Divisions in which you invest so long as you make the minimum requested payment upon notice that your cumulative premium payments are below the required amount.
When a Premium Payment is received in Good Order at our Home Office after the Policy is in-force, we deduct a premium tax charge, federal deferred acquisition cost charge and sales load to cover taxes and acquisition and distribution expenses, respectively, and the remaining amount, known as the Net Premium(s), is allocated among the Divisions , according to your current payment allocation instructions.
Investments in the Policy’s Divisions are held in the Separate Account which is an account separate from our General Account assets. We have established a segment within the Separate Account to receive and invest Net Premium(s) for the Policy. Currently, the Policy segment is divided into 59 Separate Account Divisions. Each Division purchases shares in a corresponding Portfolio. Information about each corresponding Portfolio is provided at the back of this document. See APPENDIX A: Portfolios Available under Your Policy.
Payment of insufficient premiums may result in the Policy terminating or lapsing, subject to the Death Benefit Guarantee explained below (if applicable).
Q. What are the primary features and options that the Variable Universal Life Plus - NY Policy offers?
A.
Choice of Death Benefit Options. You may choose among three Death Benefit options, a death benefit based on the Specified Amount (Option A), on the Specified Amount plus Policy Value (Option B) or on the Specified Amount plus
Variable Universal Life Plus – NY Prospectus

cumulative premiums paid (less any cumulative withdrawals)(Option C). In addition to the three Death Benefit options, there is also a Minimum Death Benefit that may be applied. See the “Death Benefit” section in the Prospectus for more information.
B.
Surrenders and Withdrawals. You may surrender your Policy, and we will pay you its Cash Surrender Value (Policy Value less any Policy Debt and any surrender charge). You may also withdraw a part of the Policy Value. A withdrawal reduces the Policy Value, may reduce the Specified Amount of the Policy and therefore the Death Benefit, may impact the Death Benefit Guarantee, and may increase the risk that the Policy will terminate or lapse. Surrenders and withdrawals are subject to charges and may have adverse tax consequences.
C.
Loans. You may take a loan on the Policy that when added to existing Policy Debt does not exceed the Loan Value of the Policy. The Policy secures the loan. Taking a loan will reduce Cash Surrender Value and the Death Benefit, may impact the Death Benefit Guarantee, may have adverse tax consequences and will increase the risk that your Policy may terminate or lapse.
D.
Transfers. Generally, you may transfer Contract Fund Value among up to 30 Divisions, subject to certain restrictions on transfers to the Government Money Market Division. We also offer four asset allocation models and two automated transfer programs: dollar cost averaging and portfolio rebalancing.
E.
Death Benefit Guarantee. During a defined period elected at issue, your Policy will not terminate or lapse, even if the Cash Surrender Value is not enough to pay Monthly Policy Charges, as long as you have made specified minimum Premium Payments. However, even if specified minimum Premium Payments have been made, Policy loans and withdrawals could cause the Policy to terminate.
F.
Collateral Assignment. Subject to our approval, you may generally assign the Policy as collateral for a loan or other obligation.
G.
Tax Treatment. You are generally not taxed on the Policy’s earnings until you surrender or withdraw Policy Value from your Policy. This is known as tax deferral.
H.
Additional Benefits. There are additional benefits you may add to your Policy . An additional charge may apply if you elect an additional benefit. The additional benefits available with this Policy are listed in the “Other Benefits Available under the Policy ” section of the Prospectus , and include the following:
●
Waiver Benefit: Selected Monthly Premium – Credits the Policy the Selected Monthly Premium Benefit if the Insured has a Total Disability
●
Additional Purchase Benefit – Allows the Owner to purchase additional life insurance policies on the life of the Insured without proof of insurability
●
Death Benefit Guarantee – Allows you to select a Death Benefit Guarantee Period during which the Policy is guaranteed not to terminate due to insufficient value in your Policy
●
Death Benefit Guarantee Premium Suspension – Allows for the suspension of required premiums during the Death Benefit Guarantee Period until your next Policy Anniversary
●
Income Plans – In lieu of a lump sum payment, the Death Benefit and surrender proceeds may be payable in monthly (or less frequent) payments over a period of time
●
Exchange for a Fixed Benefit Policy – Allows you to exchange your Policy for a life insurance policy with benefits that do not vary with the investment experience of the underlying Portfolios
●
Paid-up Insurance – Under certain conditions allows the Owner to change the Policy to a policy free of minimum premium payment obligations
●
Dollar Cost Averaging – On a monthly basis, automatically transfers a specific amount from the Government Money Market Division into the other Divisions you have selected
●
Portfolio Rebalancing – Automatically rebalances the Divisions you select (either monthly, quarterly, semi-annually or annually) to maintain your chosen allocations among the Divisions
●
Allocation Models – Models are available that comprise a combination of Divisions representing various asset classes with various levels of risk tolerance
Variable Universal Life Plus – NY Prospectus

Standard Death Benefits
The Policy offers three Death Benefit options based on your “ Specified Amount,” which is an amount you select, subject to minimums (currently $100,000 for most ages) and underwriting requirements and the “Minimum Death Benefit,” which is the amount required by federal tax law to maintain the Policy as a life insurance contract. The three standard Death Benefits the Owner must choose on the Application are:
●
Option A—the greater of the Specified Amount or the Minimum Death Benefit;
●
Option B—the greater of the Specified Amount plus Policy Value or the Minimum Death Benefit; or
●
Option C—the greater of the Specified Amount plus cumulative premiums minus cumulative withdrawals or the Minimum Death Benefit.
No matter which Death Benefit you choose, insurance coverage becomes effective on the date we issue the Policy (generally the date on which we accept your Application, determine you meet our underwriting and administrative requirements and receive any required initial premium). The Death Benefit is usually payable within seven days after we receive satisfactory proof of the Insured’s death and is calculated as of the date of the Insured’s death. Amounts payable will include deductions for any Policy Debt, withdrawals made after the Insured’s death or adjustments required if the Insured dies during the Policy Grace Period. We increase the Death Benefit, if necessary, in order for the Policy to meet Minimum Death Benefit requirements.
You may decrease the Specified Amount while the Policy is in force, generally upon written request and subject to our approval. We will not permit a decrease if such decrease results in a Specified Amount less than the minimum Specified Amount we would require for issuance of a new Policy at the time of the change. You may not increase the Specified Amount after initial purchase. We reserve the right to charge for more than one change to the Specified Amount in a Policy Year. We will deduct any such charge from the Contract Fund Value.
Amounts paid under the Death Benefit are payable in a lump sum or under one of the fixed Income Plan options chosen by the Owner . If an Income Plan was not previously elected by the Owner (while the Insured was living or within 60 days after the death of the Insured if the Insured was not the Owner) and in lieu of a lump sum or other payment agreed to by Northwestern Mutual, the beneficiary (or contingent beneficiary) may elect to receive his or her share by a fixed Income Plan offered by the Policy.
The Policy also offers an optional Death Benefit Guarantee under which you select a Death Benefit Guarantee Period during which the Policy is guaranteed not to terminate provided certain conditions are met during a specified period. After a Policy is issued, you may change the Policy’s Death Benefit option or change the Specified Amount, generally upon written request, subject to our approval.
Other Benefits Available Under the Policy
In addition to the standard death benefits associated with your Policy, other standard and/or optional benefits may also be available to you. The following table(s) summarize information about those benefits. If applicable, information about the fees associated with each benefit included in the table may be found in the Fee and Expense Tables.

Variable Universal Life Plus – NY Prospectus

Name of Benefit	Purpose	Is Benefit Standard or Optional	Brief Description of Limitations/Restrictions
Waiver Benefit: Selected Monthly Premium Benefit	For an Insured who has become totally disabled the company will credit minimum premium payments equal to or greater than monthly charges without the Policy lapsing	Optional
●Not available for all
ages or
underwriting
classifications
●The insured must
become totally
disabled while this
benefit is in force,
the disability must
result from an
injury or sickness,
and the disability
must last for at
least six months
●There is a charge
for this benefit

Additional Purchase Benefit	Allows the Owner to purchase additional life insurance policies on the life of the Insured without proof of insurability	Optional	●Not available for all ages or underwriting classifications ●There is a charge for this benefit
Death Benefit Guarantee	Allows you to select a Death Benefit Guarantee Period during which the Policy is guaranteed not to terminate due to insufficient value in your Policy	Optional	●Must be elected at issue ●Monthly charges will reduce the value in your Policy during the guarantee period, which may eventually result in termination ●There is a charge for this benefit
Death Benefit Guarantee Premium Suspension	Allows for the suspension of required premiums during the Death Benefit Guarantee Period until your next Policy Anniversary	Standard (with Death Benefit Guarantee)	●May expire earlier than your next Policy Anniversary under certain circumstances (i.e., “retest events”)
Income Plans	In lieu of a lump sum, the Death Benefit and surrender proceeds may be payable in a monthly (or less frequent) payments over a period of time	Standard
●Must be selected
by Owner
●Payments are
subject to fixed
rates and not
investment
performance of the
Portfolios
●For death benefit
proceeds, must be
selected while the
Insured is living or
within 60 days
after the death of
the Insured

Variable Universal Life Plus – NY Prospectus

Name of Benefit	Purpose	Is Benefit Standard or Optional	Brief Description of Limitations/Restrictions
Exchange for a Fixed Benefit Policy	Allows you to exchange your Policy for a life insurance policy with benefits that do not vary with the investment experience of the underlying Portfolios	Standard	●Requires premium payments be paid ●There may be a cost associated with exchange ●Exchange may have tax consequences
Paid-up Insurance	Under certain conditions allows the Owner to change the Policy to a policy free of minimum premium payment obligations	Standard
●Must be selected
by Owner
●Election is
irrevocable
●Policy Debt and
charges continue
●When in force as
Paid-up insurance,
no additional
premium is allowed
on the Policy , your
Death Benefit
option will be
irrevocably
changed and you
may not add
optional benefits to
the Policy

Dollar Cost Averaging	On a monthly basis, automatically transfers a specific amount from the Government Money Market Division into the other Divisions you have selected	Standard	●Must be selected by Owner
Portfolio Rebalancing	Automatically rebalances the Divisions you select (either monthly, quarterly, semi-annually or annually) to maintain your chosen allocations among the Divisions	Standard	●Must be selected by Owner
Asset Allocation Models	Allocation models are available that comprise a combination of Divisions representing various asset classes with various levels of risk tolerance.	Standard
●Must be selected
by Owner
●Only one model is
available at a time
●Models are “static”
which means the
percentage
allocations among
the Divisions under
a Model will not
change. Therefore
the Owner must
make an
affirmative election
to change models
●Available models
may change in the
future

Variable Universal Life Plus – NY Prospectus

Buying the Policy
When you apply for a Policy, you must instruct us in the Application or supplement to the Application to allocate your Net Premium to one or more of the investment options. Net Premiums are Premium Payments less deductions, such as premium expense charges. Premium Payments provided prior to the In Force Date will be placed in our General Account. On the In Force Date initial Net Premium is allocated to either the Government Money Market investment Division (if prior to the Initial Allocation Date) or your selected investment options. Your Initial Allocation Date is based on the date we approve your Policy, any later Policy Date you choose, as well as when we receive payment. Your initial allocation instructions remain in effect for subsequent Premium Payments until we receive your request to change them.
A minimum initial Premium Payment (based on age, underwriting classification, your Specified Amount, any optional benefits and, if applicable, the Death Benefit Guarantee Period) is required to put the Policy in force. For certain Death Benefit Guarantee Period , a minimum Premium Payment is required to be paid in the first Policy Year . Although you must make sufficient Premium Payments to keep the Policy in force, after issue there is no required schedule or amount of Premium Payments required. However, if you elect a Death Benefit Guarantee, a minimum Premium Payment is required to meet the test required to maintain the guarantee. In addition to restrictions on transfers among investment options, there are also limits on allocations into the Government Money Market Division (which vary depending on whether you have a Death Benefit Guarantee as noted in the Prospectus) as follows:
●
Amounts may not be allocated or transferred into the Government Money Market Division if such allocation or transfer would cause the sum of the amounts in the Government Money Market Division to exceed the limits described in the Policy
●
No Net Premium may be allocated, or amounts transferred, to the Government Money Market Division if such allocation would cause the percentage of the Net Premium that may be allocated and/or transferred, as applicable, to the Division to exceed the limits described in the Policy
You may not make any Premium Payments after the Policy Anniversary nearest the Insured’s 121st birthday and additional Premium Payments may not be less than $25. A Premium Payment that would either exceed cumulative premiums illustrated in the Application or increase the Policy’s Death Benefit more than it increases the Policy Value will be accepted only if: the insurance in force, as increased, will be within issue limits; our insurability requirements are met; and the Premium Payment is received prior to the Policy Anniversary nearest the Insured’s 85th birthday. We also may limit the processing of Premium Payments as necessary for the Policy to qualify as life insurance under federal tax law, to avoid classification as a modified endowment policy, or if mandated under applicable law. In addition, minimum payments may be required during the Policy Grace Period to avoid lapse (see “How Your Policy Can Lapse” below).
The Policy has a Minimum Death Benefit, which is the amount required by federal tax law to maintain the Policy as a life insurance contract. A Policy must satisfy a testing method (irrevocably chosen at time of issue) that requires the Death Benefit to equal or exceed a defined relationship, or multiple of, the Policy’s value. Such a test may limit the amount of Premium Payment that may be paid in each Policy Year .
How Your Policy Can Lapse
Unless the Death Benefit Guarantee is in effect, if the value of your Policy is less than Monthly Policy Charges as of a Monthly Processing Date, your Policy will enter a 61 day Policy Grace Period . At the end of the Policy Grace Period your Policy will terminate (i.e., lapse) with no value and your insurance coverage will end, unless you submit a payment to keep the Policy in force. We will send you a notice indicating the minimum payment amount required to keep the Policy in force and the date by which you must make the payment. The payment must equal an amount that will cover all Monthly Policy Charges that were due and unpaid before the end of the Policy Grace Period and cover Monthly Policy Charges for three months. If the Insured dies during the Policy Grace Period we will deduct any Monthly Policy Charges due and unpaid from the Death Benefit.
If your Policy lapses you may reinstate it within three years (or longer if required under state law) following the termination date, subject to our approval, satisfaction of our current underwriting requirements and provided you make at least the minimum payment (see above). To reinstate the Policy, you must make a Premium Payment equal to an amount that will cover all Monthly Policy Charges that were due and unpaid before the end of the Policy Grace Period and cover Monthly Policy Charges for three months. Any Policy Debt that was outstanding when the Policy terminated will also be reinstated. On the effective date of the reinstatement, your Policy Value will be equal to the sum of Net Premium paid upon reinstatement and any Policy Debt on the termination date minus the total of Monthly Policy Charges due and unpaid prior to the end of the Policy Grace Period and the Monthly Policy Charges due on the date of reinstatement. Net Premium paid upon reinstatement will not include any interest from the date of the lapse. Upon reinstatement, your Policy Date will not change and your Death Benefit will
Variable Universal Life Plus – NY Prospectus

remain the same as of the date of lapse and fees and charges that vary by Policy Year will take into account the period of time your Policy was terminated. If a surrender charge was assessed at the time of lapse, the Policy Value when a Policy is reinstated will include a credit for such surrender charge.
Making Withdrawals: Accessing Money in Your Policy
You may surrender your Policy for the Cash Surrender Value (the Policy value minus debt) at any time while the Insured is alive and the Policy is in force. We determine the Cash Surrender Value on the date your request for surrender (received in Good Order) is effective, which is any day the NYSE is open (generally if received before 4:00 p.m. Eastern Time) or on the next day the NYSE is open if received after. We may require you to return your Policy to our Home Office when you request a surrender of the Policy. We will pay surrender proceeds in a lump sum or under an Income Plan option you select. We will generally pay surrender proceeds within seven days of the effective date of the request.
Upon written request while the Insured is alive and the Policy is in force, you may also make a withdrawal, subject to Northwestern Mutual’s right to assess a charge in an amount up to $25 per withdrawal (currently waived). You may make no more than four withdrawals in a Policy Year. Each withdrawal must be at least $250, and you may not withdraw an amount that would:
●
reduce the Loan Value, net of any applicable service charge, to less than the Policy Debt (the Loan Value is an amount equal to 90% of the excess of your Policy Value over any applicable surrender charge less Policy Debt);
●
for a Policy with Death Benefit Option A, withdraw an amount which would reduce the Specified Amount to less than the minimum Specified Amount required for issuance of a Policy at the time of withdrawal (unless this Policy is in force under Paid-up insurance); or
●
reduce the Cash Surrender Value to less than the sum of three times the most recent Monthly Policy Charge.
A withdrawal may also decrease the Specified Amount used to determine the Death Benefit for certain Death Benefit options.
Written requests for withdrawal will be processed and effective on the date we receive the request in Good Order at our Home Office. Requests received any day the NYSE is open, if received before 4:00 p.m. Eastern Time, are deemed received and effective that day. If the request is received after 4:00 p.m. Eastern Time, the request will be deemed to be received and effective on the next day the NYSE is open. We will generally pay withdrawal proceeds within seven days of the effective date of the request.
Fee and Expense Tables
The following tables describe the fees and expenses that are payable when you buy, own, surrender or make withdrawals from the Policy. Please refer to your Policy specifications page for information about the specific fees you will pay each year based on the options you have elected.
Transaction Fees
The table below describes the fees and expenses that are payable at the time that you buy the Policy, make premium payments, surrender the Policy , make withdrawals, transfer among investment options, or make certain changes to the Policy.
Charge	When Charge is Deducted	Amount Deducted
		Guaranteed Maximum Charge	Current Charge
State Franchise Tax Charge	Upon each Premium Payment	4.30% of Premium Payment	2.00% of Premium Payment
Federal Deferred Acquisition Cost Charge[1]	Upon each Premium Payment	3.00% of Premium Payment	0.55% of Premium Payment
Variable Universal Life Plus – NY Prospectus

Charge	When Charge is Deducted	Amount Deducted
		Guaranteed Maximum Charge	Current Charge
Sales Load	Upon each Premium Payment	Same as current charge
6.95% of premium up to Target Premium[2]and
5.60% of premium in excess of Target Premium in
Policy Years 1-10; 3.95% of premium up to Target
Premium and 5.60% of premium in excess of
Target Premium in Policy Years 11-20 and 0.00%
beyond year 20

Surrender Charge[3]	Upon surrender or change to paid-up insurance during the first ten Policy Years
Maximum Charge[4]		Same as current charge	50% in Policy Years 1-5 of the Target Premium, grading down monthly in Policy Years 6-10 to 0%
Minimum Charge[5]		Same as current charge	13% in Policy Years 1-5 of the Target Premium, grading down monthly in Policy Years 6-10 to 0%
Charge for Insured Issue Age 35		Same as current charge	50% in Policy Years 1-5 of the Target Premium, grading down monthly in Policy Years 6-10 to 0%
Withdrawal Fee[6]	Upon withdrawal	$25.00	Currently waived
Transfer Fee[6]	Upon transfer	$25.00	Currently waived
Change in Death Benefit Option Fee[6]	Upon change in Death Benefit option	$25.00	Currently waived
Change in Specified Amount Fee[6]	Upon change in Specified Amount	$25.00 per change after first change in a Policy Year	Currently waived
Request for Additional Illustration Charge[6,7]	Upon request for more than one illustration in a Policy Year	$25.00 per illustration for each additional illustration in a Policy Year	Currently waived
Expedited Delivery Charge[6,8]	When express mail delivery is requested	$50 per delivery (up to $75 for next day, a.m. delivery) adjusted for inflation[9]	$15 per delivery (up to $45 for next day, a.m. delivery)
Wire Transfer Fee[6,8]	When a wire transfer is requested	$50 per transfer (up to $100 for international wires) adjusted for inflation[9]	$25 per transfer (up to $50 for international wires)
1
This charge was previously referred to as the “OBRA Expense Charge” or “Other Premium Expense Charge.” Due to a federal tax law change under the Omnibus Budget Reconciliation Act of 1990, as amended (“OBRA”), insurance companies are generally required to capitalize and amortize certain acquisition expenses rather than currently deduct such expenses. Due to this capitalization and amortization, the corporate income tax burden on insurance companies has been affected. This charge compensates us for the additional corporate income tax burden resulting from OBRA.
2
The Target Premium is a hypothetical annual premium which is based on the Specified Amount, Death Benefit option, Death Benefit Guarantee Period, any optional benefits, and characteristics of the Insured, such as factors including but not limited to Issue Age , sex, and underwriting classification. Please see “ Target Premium” in the Glossary of Terms.
3
The initial surrender charge percentage varies by Issue Age and remains level between Policy Years one through five, and declines monthly in Policy Years six through ten to zero. The surrender charge shown in the table may not be representative of the charge a particular Owner would pay. For more information on the surrender charge, see “Charges and Deductions – Monthly Policy Charges and Service Charges” in the Prospectus. Your Policy schedule pages will indicate the maximum charge under your Policy.
4
The maximum Surrender Charge assumes that the Insured has the following characteristic: Issue Ages 0-54.
5
The minimum Surrender Charge assumes that the Insured has the following characteristic: Issue Age 75.
6
Fees and charges are deducted from Contract Fund Value (see “Glossary of Terms”).
7
An illustration of the Policy’s future benefits and values is provided once a Policy Year at no charge upon request.
8
This fee may increase over time to cover our administrative or other costs but will not exceed the maximum charge. We may discontinue this service at any time, with or without notice.
9
The Guaranteed Maximum Charges are subject to a consumer price index adjustment in order to accommodate future increases in the costs associated with these requests. The maximum charge will equal the Guaranteed Maximum Charge shown above multiplied by the CPI for the fourth month prior to the time of the charge, divided by the CPI for April, 2018. “CPI” means the Consumer Price Index for All Urban Consumers, United States City Average, All Items, as published by the United States Bureau of Labor Statistics. If the method for determining the CPI is changed, or it is no longer published, it will be replaced by some other index found by Northwestern Mutual to serve the same purpose.
Variable Universal Life Plus – NY Prospectus

Periodic Charges (Other than Portfolio Operating Expenses)1
The table below describes the fees and expenses that you will pay periodically during the time that you own the Policy other than the operating expenses for the Portfolios. Certain charges applicable to your Policy depend on your Policy Year. Please see “Policy Year” in the Glossary of Terms to help you understand how they will affect the charges applicable to your Policy.
Amount Deducted
Charge	When Charge is Deducted	Guaranteed Maximum Charge	Current Charge
Cost of Insurance Charge[2]	Monthly, on each Monthly Processing Date
Maximum Charge[3]		Same as current charge	$83 (monthly) per $1,000 of net amount at risk
Minimum Charge[4]		$0.007 (monthly) per $1,000 of net amount at risk	$0.005 (monthly) per $1,000 net amount at risk
Charge for Insured Age 35, Male, Premier Non- Tobacco underwriting classification[5]		$0.11 (monthly) per $1,000 of net amount at risk in the first Policy Year (varies by Policy Year)	$0.01 (monthly) per $1,000 of net amount at risk in the first Policy Year (varies by Policy Year)
Percent of Contract Fund Value Charge[6]	Monthly, on each Monthly Processing Date	All Policy Years: 0.60% annually (0.05% monthly rate) of Contract Fund Value	0.07% annually (0.006% monthly rate) of Contract Fund Value during Policy Years 1-20 and 0.00% beyond year 20
Administrative Charge	Monthly, on each Monthly Processing Date
Maximum Charge[7]		$10 (monthly)	$8 (monthly)
Minimum Charge[8]		$10 (monthly)	$6 (monthly)
Charge for Insured Age 35, Male, Premier Non- Tobacco underwriting classification		$10 (monthly)	$6 (monthly)
Specified Amount Charge	Monthly, on each Monthly Processing Date during the first ten Policy Years
Maximum Charge[9]		Same as current charge	1.375% (monthly) of Target Premium during Policy Years 1-10
Minimum Charge[10]		Same as current charge	1.021% (monthly) of Target Premium during Policy Years 1-10
Charge for Insured Age 35, Male, Premier Non- Tobacco underwriting classification		Same as current charge	1.25% (monthly) of Target Premium during Policy Years 1-10
Death Benefit Guarantee Charge	Monthly, on each Monthly Processing Date when the Death Benefit Guarantee is in force	$0.02 per $1,000 of Guaranteed Minimum Death Benefit	$0.01 per $1,000 of Guaranteed Minimum Death Benefit
Policy Debt Expense Charge[11]	Monthly, on each Monthly Processing Date when there is Policy Debt	All Policy Years 2.00% annually (0.17% monthly rate) of Policy Debt	0.78% annually (0.065% monthly rate) of Policy Debt for Policy Years 1-20 0.28% annually (0.023% monthly rate) of Policy Debt for Policy Years 21 and above
Underwriting and Issue Charge[12]	Monthly, on each Monthly Processing Date during the first ten Policy Years
Maximum Charge[13]		Same as current charge	$0.026 (monthly) per $1,000 of Initial Specified Amount
Minimum Charge[14]		Same as current charge	$0.005 (monthly) per $1,000 of Initial Specified Amount
Variable Universal Life Plus – NY Prospectus

Amount Deducted
Charge	When Charge is Deducted	Guaranteed Maximum Charge	Current Charge
Charge for Insured Age 35, Male, Premier Non- Tobacco underwriting classification		Same as current charge	$0.007 (monthly) per $1,000 of Initial Specified Amount
Selected Monthly Premium Benefit Charge[15]	Monthly, on each Monthly Processing Date
Maximum Charge[16]		The greater of $0.09 (monthly) per $1.00 of Selected Monthly Premium, or $0.14 (monthly) per $1.00 of Specified Monthly Charges	The greater of $0.02 (monthly) per $1.00 of Selected Monthly Premium, or $0.03 (monthly) per $1.00 of Specified Monthly Charges
Minimum Charge[17]		$0.003 (monthly) per $1.00 of Selected Monthly Premium	$0.0009 (monthly) per $1.00 of Selected Monthly Premium
Charge for Insured Age 0, Male, Premier Non- Tobacco underwriting classification		$0.003 per $1.00 of Selected Monthly Premium	$0.001 (monthly) per $1.00 of Selected Monthly Premium
Additional Purchase Benefit Charge[18]	Monthly, on each Monthly Processing Date
Maximum Charge[19]		$0.14 (monthly) per $1,000 of additional purchase benefit amount	$0.03 (monthly) per $1,000 of additional purchase benefit amount
Minimum Charge[20]		$0.04 (monthly) per $1,000 of additional purchase benefit amount	$0.00 (monthly) per $1,000 of additional purchase benefit amount
Charge for Insured, Issue Age 0, Male		$0.04 (monthly) per $1,000 of additional purchase benefit amount	$0.01 (monthly) per $1,000 of additional purchase benefit
1
The charges described in this table may vary based upon one or more characteristics of the Policy, such as factors including but not limited to: Insured underwriting classification, Issue Age, sex, underwriting amount, Specified Amount, Target Premium, Policy Debt, and Policy Year (see “Charges and Deductions— Monthly Policy Charges and Service Charges” in the Prospectus for more details regarding each charge). Charges may be different if your Policy is “Paid-up” (see “Other Benefits Available Under the Policy— Paid Up Insurance” in the Prospectus ). Therefore, the charges shown in the table may not be representative of the charges a particular Owner may pay. Your Policy schedule pages will indicate the Guaranteed Maximum Charge for each periodic charge under your Policy. In addition, where appropriate, all charges in the table expressed in dollars have been rounded to the nearest dollar, and all amounts that would round to zero have been rounded to the nearest penny or less, as necessary. Please request an illustration from your Financial Representative for personalized information, including the particular charges applicable to your Policy. (See “Illustrations” in the Prospectus). Unless otherwise noted, the charges in the table represent the monthly rate. Please see “Policy Anniversary” and “Policy Date” in the Glossary of Terms to help you understand how they will affect the charges applicable to your Policy.
2
The Cost of Insurance Charge will vary based on factors including but not limited to the Insured’s Attained Age, sex, underwriting classification, underwriting amount, and Policy Year. The Cost of Insurance Charges shown in the table may not be representative of the charges a particular Owner may pay. The net amount at risk is the difference between the Death Benefit and the Policy Value .
3
The Maximum Charge for the Cost of Insurance Charge assumes that the Insured has the following characteristic: Attained Age 120. Charges applicable to other combinations of Policy Year and Insured characteristics may be the same as the charge shown for the Maximum Charge for the Cost of Insurance Charge.
4
For the Minimum Charge for the Cost of Insurance Charge, the Current Charge assumes that the Policy is in the first Policy Year, and that the Insured has the following characteristics: Female, Issue Ages 1-10, Premier Non-Tobacco underwriting classification. For the Minimum Charge for the Cost of Insurance Charge, the Guaranteed Maximum Charge assumes that the Insured has the following characteristic: Female, Issue Ages 1-13, Premier Non-Tobacco underwriting classification. Charges applicable to other combinations of Policy Year and Insured characteristics may be the same as the charge shown for the Minimum Charge for the Cost of Insurance Charge.
5
The amount of the Cost of Insurance Charge is determined by multiplying the net amount at risk by the cost of insurance rate (see “Charges and Deductions” in the Prospectus). The net amount at risk is the difference between the Death Benefit (or the Guaranteed Minimum Death Benefit if the Policy is in force under the Death Benefit Guarantee) and the Policy Value. Generally, the cost of insurance rate will increase each Policy Year.
6
For purposes of this charge, the Contract Fund Value is as of the day previous to a Monthly Processing Date plus investment results and interest credited applicable for that Monthly Processing Date .
7
The Maximum Charge for the Administrative Charge assumes that the Insured has the following characteristics: Issue Age 75, Class 1 to 9 Non-Tobacco/ Occasional Tobacco, Standard Plus Tobacco, and Class 1 to 7 Tobacco underwriting classification.
8
The Minimum Charge for the Administrative Charge assumes that the Insured has the following characteristics: Issue Ages 0-15, Premier, Preferred, and Standard Plus Non-Tobacco and Premier and Preferred Tobacco underwriting classification.
Variable Universal Life Plus – NY Prospectus

9
For the Maximum Charge for the Specified Amount Charge, the Current Charge and the Guaranteed Maximum Charge assumes that the Insured has the following characteristics: Issue Age 65, Class Preferred, Standard Plus and Class 1 to 7 Tobacco underwriting classification.
10
The Minimum Charge for the Specified Amount Charge, the Current Charge and the Guaranteed Maximum Charge assumes that the Insured has the following characteristics: Issue Age 15, Class Premier, Preferred Non-Tobacco/Occasional Tobacco underwriting.
11
This charge is deducted from Contract Fund Value when there is Policy Debt and is intended to cover the costs associated with loans. This charge, that has a guaranteed maximum rate of 2%, encompasses any loan interest spread, which is the difference between the interest rate charged on policy loan amounts and the interest rate credited on amounts designated as collateral for the loan. The interest rates charged to loan amounts and credited to collateral are adjustable but are subject to a guaranteed maximum difference of 2%. When the insured is at or above Attained Age 100, the current Policy Debt Expense Charge is 0.00%. Please see “Policy Loans” in the Prospectus for more information regarding how the loan interest rate is calculated.
12
The current minimum Specified Amount is $100,000 for Issue Ages 18-75 and $50,000 for Issue Ages 0-17.
13
The Maximum Charge for the Underwriting and Issue Charge assumes that the Insured has the following characteristics: Issue Age 25, Class 1 to 9 Non- Tobacco/Occasional Tobacco, Standard Plus Tobacco, and Class 1 to 7 Tobacco underwriting classification.
14
The Minimum Charge for the Underwriting and Issue Charge assumes that the Insured has the following characteristics: Issue Age 55, Premier, Preferred; and Standard Plus Non-Tobacco/Occasional Tobacco; Premier and Preferred Tobacco underwriting classification.
15
The charges for the Selected Monthly Premium Benefit vary based on the Insured’s Attained Age, underwriting classification, and “Selected Monthly Premium,” and may increase from year to year. Selected Monthly Premium is an amount the Owner selects subject to a maximum permitted amount. The charges shown in the table may not be representative of the charges a particular Owner may pay. If selected, the Selected Monthly Premium Benefit provides, during the total disability of the Insured , for the credit of the greater of (1) the Selected Monthly Premium or (2) the amount needed to provide for the credit of the “Specified Monthly Charges” (current Monthly Policy Charges excluding the Monthly Policy Debt Expense Charge and the charge for this benefit). (See “Other Benefits Available Under the Policy—Optional Benefits Available for a Charge” in the Prospectus for more information about this benefit.) The monthly charge for this benefit is the greater of the selected monthly premium rate times the Selected Monthly Premium or the specified monthly charges rate times the Specified Monthly Charges. If this optional benefit is selected, the maximum rates are shown in your Policy.
16
The Maximum Charge for the Selected Monthly Premium Benefit assumes that the Insured has the following characteristics: Attained Age 57, standard underwriting classification for Selected Monthly Premium and attained Age 59, standard underwriting classification for Specified Monthly Charges.
17
The Minimum Charge for the Selected Monthly Premium Benefit assumes that the Insured has the following characteristics: Attained Ages 0-17, standard underwriting classification. This assumes the amount of the charge determined by the Selected Monthly Premium is greater than the amount of the charge determined by the Specified Monthly Charges .
18
The charges for the Additional Purchase Benefit vary based on the Insured’s gender and Attained Age at the time the benefit is added to the Policy. The charges shown in the table may not be representative of the charges a particular Owner may pay. The maximum Additional Purchase Benefit amount is the lesser of two times the Specified Amount and $200,000.
19
The Current Charge for the Maximum Charge for the Additional Purchase Benefit Charge assumes that the Insured has the following characteristics: Male, Benefit added at Attained Age 13-14. The Guaranteed Maximum Charge for the Additional Purchase Benefit Charge assumes that the Insured has the following characteristics: Benefit added at Attained Age 38 for Male or Female.
20
The Current Charge for the Minimum Charge for the Additional Purchase Benefit Charge assumes that the Insured has the following characteristics: Female, Benefit added at Attained Age 30, 33, 36, and 38. The Guaranteed Maximum Charge for the Minimum Charge of the Additional Purchase Benefit Charge assumes that the Insured has the following characteristic: Male or Female, Benefit added at Attained Age 0.
Annual Portfolio Operating Expenses
The table below shows the range (minimum and maximum) of total operating expenses charged by the Portfolios that you may pay periodically during the time you own your Policy. The table below is based on information as of December 31, 2025 and may change from year to year. A complete list of the Portfolios available under your Policy, including their annual expenses, may be found at the back of this document.

	Minimum	Maximum
Annual Portfolio Operating Expenses (expenses deducted from Portfolio assets, including management fees, distribution (12b-1) fees, and other expenses as a percentage of average Portfolio assets)	0.14%	2.50%
Annual Portfolio Operating Expenses After Contractual Fee Waiver or Reimbursement*	0.14%	2.45%
*
The “Annual Portfolio Operating Expenses After Contractual Fee Waiver or Reimbursement” line in the above table shows the minimum and maximum fees and expenses charged by all of the Portfolios after taking into account contractual fee waiver or reimbursement arrangements in place. Those contractual arrangements are designed to reduce Portfolio Operating Expenses and will continue until at least April 30, 2027.
For more information about voluntary fee waivers that may be in place, see the “Charges and Deductions” section.
Variable Universal Life Plus – NY Prospectus

Glossary of Terms
APPLICATION
The form completed by the applicant when applying for coverage under the Policy. This includes any:
1. amendments or endorsements;
2. supplemental Applications;
3. reinstatement Applications; and
4. Policy change Applications.
ATTAINED AGE
The Insured’s Issue Age listed in the Policy schedule pages, plus the number of complete Policy Years that have elapsed since the Policy Date.
CASH SURRENDER VALUE
An amount equal to the Policy Value minus the sum of Policy Debt and any surrender charge. Please note that in certain contexts outside of the Prospectus, such as sales literature, notices and/or other materials, the term Accumulated Value After Loan and Surrender Charge may be used in place of Cash Surrender Value. In some circumstances, the terms Accumulated Value After Loan, Accumulated Value After Surrender Charge, or Net Accumulated Value may be used to describe your Cash Surrender Value, as appropriate.
CODE
The Internal Revenue Code of 1986, as amended.
COMPANY
The Northwestern Mutual Life Insurance Company.
CONTRACT FUND VALUE
An amount equal to amounts in the Divisions but does not include Policy Debt. Please note that in certain contexts outside of the Prospectus, such as sales literature, notices and/or other materials, the term Accumulated Value may be used in place of Contract Fund Value. In some circumstances, the terms Accumulated Value After Loan, Accumulated Value After Surrender Charge, or Net Accumulated Value may be used to describe your Contract Fund Value after deductions for a surrender charge or an outstanding loan, as appropriate.
DATE OF ISSUE
The date on which insurance coverage takes effect and the date on which the suicide and contestable periods begin. The date is shown in the Policy.
DEATH BENEFIT
The gross amount payable to the beneficiary upon the death of the insured, before the deduction of Policy Debt and other adjustments. (See “Life Insurance Benefit” in the Prospectus).
DEATH BENEFIT GUARANTEE
An option available upon purchase of the Policy that allows you to select a Death Benefit Guarantee Period during which the Policy is guaranteed not to terminate due to insufficient value in your Policy.
DEATH BENEFIT GUARANTEE PERIOD
A 61-day period after which the Death Benefit Guarantee will terminate if you do not make a sufficient payment.
DIVISION
A subdivision of the Separate Account. We invest each Division’s assets exclusively in shares of one Portfolio.
FINANCIAL REPRESENTATIVE
An individual who is authorized to sell you the Policy and who is licensed both as a Northwestern Mutual insurance agent and as a registered representative of our affiliate, Northwestern Mutual Investment Services, LLC, the principal underwriter of the Policy.
FUND
Each Fund is registered under the 1940 Act as an open-end management investment company or as a unit investment trust, or is not required to be registered under the Act. Each Portfolio of the Funds is available as an investment option under the Policy. The assets of each of the Divisions of the Separate Account are used to purchase shares of the corresponding Portfolio of a Fund.
GENERAL ACCOUNT
All assets of Northwestern Mutual, other than those held in the Separate Account or in other separate accounts that have been or may be established by Northwestern Mutual.
Variable Universal Life Plus – NY Prospectus

GOOD ORDER
Your request or payment meets all the current requirements necessary for us to process it. For certain requests this may include, as applicable, the return of proceeds, evidence of insurability, underwriting, MEC-limit (or insurance qualification) requirements, any premium payments due, instructions as to payment due dates, or proper completion of certain Northwestern Mutual forms.
GUARANTEED MINIMUM DEATH BENEFIT
The gross amount of death benefit proceeds if the policy is being kept in force by the Death Benefit Guarantee.
HOME OFFICE
Our office at 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202-4797.
INCOME PLAN
An optional method of receiving the Death Benefit, maturity benefit, surrender proceeds or withdrawal proceeds of an insurance policy or annuity contract through a series of periodic payments. An Income Plan may also be known as a “payment plan.”
IN FORCE DATE
The date on which the initial Net Premium is transferred from the General Account to the Separate Account after you have met all the conditions necessary for us to proceed with the final issuance of your Policy, such as determination of underwriting classification, receipt of minimum premiums and receipt of all paperwork in Good Order.
INITIAL ALLOCATION DATE
The date identified in the Policy on which we first allocate Net Premium to the Divisions of the Separate Account according to the Owner's instructions.
INITIAL SPECIFIED AMOUNT
The Specified Amount of coverage on the Date of Issue of the Policy.
INSURED
The person named as the Insured on the Application and in the Policy.
INVESTMENT ACCOUNT
Amounts allocated to the Divisions of the Separate Account. Please note that in certain contexts outside of the Prospectus, such as sales literature, notices and/or other materials, the term Invested Assets may be used in place of Investment Account.
ISSUE AGE
The Insured’s age on his/her birthday nearest the Policy Date.
LIFE INSURANCE BENEFIT
The net amount payable upon the second death. The Life Insurance Benefit equals the Death Benefit reduced by any outstanding Policy Debt and other adjustments if death occurs during a grace period.
LOAN VALUE
An amount equal to 90% of the Policy Value on the date of the loan less 90% of the surrender charge that would be applicable on the date of the loan less any existing Policy Debt.
MINIMUM DEATH BENEFIT
The amount required by federal tax law to maintain the Policy as a life insurance contract.
MINIMUM PAYMENT AMOUNT
The minimum amount required to keep your Policy in force after your Policy has entered the Policy Grace Period.
MONTHLY POLICY CHARGES
The amount equal to the sum of:
1. the monthly cost of insurance charge;
2. the monthly percent of contract fund value charge;
3. the monthly administrative charge;
4. the monthly Specified Amount charge;
5. the monthly underwriting and issue charge;
6. the monthly cost of any optional benefit, if applicable;
7. the monthly Policy Debt Expense charge, if applicable; and
8. the monthly Death Benefit Guarantee charge, if applicable.
MONTHLY PROCESSING DATE
The first Monthly Processing Date is the Policy Date; thereafter, the Monthly Processing Date is the same day of each month as the Policy Date. If the Monthly Processing Date would otherwise fall on the 29th, 30th, or 31st of the month, monthly processing will occur on that day or on the last day of the month if the month does not have that day.
Variable Universal Life Plus – NY Prospectus

NET PREMIUM(S)
The amount of Premium Payment remaining after the Premium Expense Charges have been deducted.
NORTHWESTERN MUTUAL
The Northwestern Mutual Life Insurance Company.
NYSE
New York Stock Exchange.
OWNER (You, Your)
The person named in the Application as the Owner, or the person who becomes Owner by transfer or succession.
PAID-UP
An insurance policy that is paid-up is one that generally does not require additional minimum premium payments to stay in force and which earns a fixed rate of interest.
POLICY
Your Variable Universal Life Plus (New York) policy issued by Northwestern Mutual through the Separate Account.
POLICY ANNIVERSARY
The same day and month as the Policy Date in each year following the first Policy Year.
POLICY DATE
The date shown on the Policy Schedule Page from which the following are computed:
1. Policy Year;
2. Policy Anniversary;
3. Monthly Processing Date;
4. the Issue Age of each Insured.
5. the Issue Age of Insured; and
6. the Attained Age of the Insured.
POLICY DEBT
The total amount of all outstanding Policy loans, including both principal and accrued interest.
POLICY GRACE PERIOD
A 61-day period after which a Policy will lapse if you do not make a sufficient payment. This period may be longer if mandated by the state of New York.
POLICY VALUE
The sum of Contract Fund Value and Policy Debt. Please note that in certain contexts outside of the Prospectus, such as sales literature, notices and/or other materials, the term Accumulated Value may be used in place of Policy Value. In some circumstances, the terms Accumulated Value After Loan, Accumulated Value After Surrender Charge, or Net Accumulated Value may be used to describe your Policy Value or an outstanding loan, as appropriate.
POLICY YEAR
A year that starts on the Policy Date or on a Policy Anniversary.
PORTFOLIO
A series of a Fund available for investment under the Policy which corresponds to a particular Division of the Separate Account.
PREMIUM PAYMENTS
All payments you make under the Policy other than loan repayments and transaction fees.
PROSPECTUS
The full statutory prospectus for the Policy.
SELECTED MONTHLY PREMIUM
An amount the Owner selects subject to a maximum permitted amount under the Selected Monthly Premium Benefit.
SEPARATE ACCOUNT
Northwestern Mutual Variable Life Account II.
SPECIFIED AMOUNT
The amount you select, subject to minimums and underwriting requirements we establish, which is used in determining the insurance coverage on an Insured’s life.
Variable Universal Life Plus – NY Prospectus

SPECIFIED MONTHLY CHARGES
Current Monthly Policy Charges excluding the Monthly Policy Debt Expense Charge and the charge for the Selected Monthly Premium Benefit.
SUMMARY PROSPECTUS
This document is a summary version of the prospectus, which summarizes key information found in the Prospectus for the Policy.
TARGET PREMIUM
A hypothetical annual premium, which is based on the Specified Amount, and factors including but not limited to the Insureds’ Issue Ages, sex, and underwriting classifications, used to compute part of the Premium Expense Charge, the Deferred Sales Charge, the Surrender Charge and the sales commission.
Variable Universal Life Plus – NY Prospectus

Appendix A—Portfolios Available under Your Policy
The following is a list of Portfolios available under your Policy. More information about the Portfolios is available in the prospectuses for the Portfolios, which may be amended from time to time and can be found online at www.nmprospectus.com. You can also request this information at no cost by calling (866) 464-3800 or by sending an email request to vavldocrequest@northwesternmutual.com.
The current expenses and performance information below reflects fees and expenses of the Portfolios, but do not reflect the other fees and expenses that your Policy may charge. Expenses would be higher and performance would be lower if these other charges were included. Each Portfolio’s past performance is not necessarily an indication of future performance. Please note that depending on whether your Death Benefit Guarantee is in effect, allocations or transfers into the Government Money Market Division are subject to certain restrictions (see “Restrictions on Amounts in the Government Money Market Division” in the Prospectus).
Investment Objective	Portfolio and Adviser/ Sub-adviser (if applicable)		Current Expenses	Average Annual Total Returns (as of 12/31/2025)
				1 Year	5 Year	10 Year
Long-term growth of capital; current income is a secondary objective	Growth Stock Portfolio[2]	Mason Street Advisors, LLC (MSA)/T. Rowe Price Associates, Inc.	0.42%[1]	19.40%	11.99%	14.80%
Long-term growth of capital	Focused Appreciation Portfolio[2]	MSA/Loomis, Sayles & Company, L.P.	0.58%[1]	14.91%	14.89%	17.07%
Long-term growth of capital and income	Large Cap Core Stock Portfolio[2]	MSA/Wellington Management Company LLP	0.43%[1]	16.59%	12.70%	13.96%
Long-term growth of capital and income	Large Cap Blend Portfolio[2]	MSA/J.P. Morgan Investment Management, Inc.	0.70%[1]	14.34%	11.77%	11.98%
Investment results that approximate the performance of the Standard & Poor’s 500® Composite Stock Price Index	Index 500 Stock Portfolio[2]	MSA/BlackRock Advisors, LLC	0.19%[1]	17.64%	14.19%	14.58%
Long-term growth of capital; income is a secondary objective	Large Company Value Portfolio[2]	MSA/American Century Investment Management, Inc.	0.74%[1]	14.58%	9.85%	9.48%
Long-term growth of capital and income	Domestic Equity Portfolio[2]	MSA/Putnam Investment Management, LLC	0.50%[1]	14.43%	8.63%	8.87%
Long-term growth of capital and income	Equity Income Portfolio[2]	MSA/T. Rowe Price Associates, Inc.	0.57%[1]	14.48%	11.31%	10.64%
Long-term growth of capital	Mid Cap Growth Stock Portfolio[2]	MSA/J.P. Morgan Investment Management, Inc.	0.54%[1]	8.32%	2.51%	7.81%
Investment results that approximate the performance of the Standard & Poor’s MidCap 400® Stock Price Index	Index 400 Stock Portfolio[2]	MSA/Northern Trust Investments, Inc.	0.24%[1]	7.24%	8.85%	10.44%
Long-term growth of capital; current income is a secondary objective	Mid Cap Value Portfolio[2]	MSA/American Century Investment Management, Inc.	0.71%[1]	9.16%	8.96%	9.25%
Long-term growth of capital	Small Cap Growth Stock Portfolio[2]	MSA/Wellington Management Company LLP	0.56%	6.93%	1.29%	8.82%
Investment results that approximate the performance of the Standard & Poor’s SmallCap 600® Index	Index 600 Stock Portfolio[2]	MSA/Northern Trust Investments, Inc.	0.26%	5.78%	6.98%	9.48%
Long-term growth of capital	Small Cap Value Portfolio[2]	MSA/T. Rowe Price Investment Management, Inc.	0.87%[1]	7.41%	6.22%	9.15%
Long-term growth of capital	International Growth Portfolio[2]	MSA/FIAM LLC	0.61%[1]	18.70%	6.11%	9.07%
Variable Universal Life Plus – NY Prospectus

Investment Objective	Portfolio and Adviser/ Sub-adviser (if applicable)		Current Expenses	Average Annual Total Returns (as of 12/31/2025)
				1 Year	5 Year	10 Year
Capital appreciation	Research International Core Portfolio[2]	MSA/Massachusetts Financial Services Company	0.58%[1]	22.98%	5.89%	7.81%
Long-term growth of capital and income	International Equity Portfolio[2]	MSA/Dodge & Cox	0.68%[1]	38.35%	10.31%	6.65%
Capital appreciation	Emerging Markets Equity Portfolio[2]	MSA/abrdn Investments Limited	0.78%[1]	34.19%	1.26%	6.95%
Maximum current income to the extent consistent with liquidity and stability of capital[3]	Government Money Market Portfolio[2,4]	MSA/BlackRock Advisors, LLC	0.33%	4.03%	3.03%	1.96%
Provide as high a level of current income as is consistent with prudent investment risk	Short-Term Bond Portfolio[2]	MSA/T. Rowe Price Associates, Inc.	0.40%	5.70%	2.20%	2.40%
Provide as high a level of total return consistent with prudent investment risk; a secondary objective is to seek preservation of shareholders’ capital	Select Bond Portfolio[2]	MSA/Allspring Global Investments, LLC	0.31%[1]	7.45%	-0.19%	2.25%
Maximum total return, consistent with preservation of capital and prudent investment management	Long-Term U.S. Government Bond Portfolio[2]	MSA/Pacific Investment Management Company LLC	2.45%[1]	6.15%	-7.18%	-0.19%
Pursue total return using a strategy that seeks to protect against U.S. inflation	Inflation Managed Portfolio[2] (formerly “Inflation Protection Portfolio”)	MSA/American Century Investment Management, Inc.	0.46%[1]	6.51%	0.92%	2.82%
High current income and capital appreciation	High Yield Bond Portfolio[2]	MSA/Federated Investment Management Company	0.46%	8.49%	4.06%	5.95%
Maximum total return, consistent with prudent investment management	Multi-Sector Bond Portfolio[2]	MSA/Pacific Investment Management Company LLC	0.75%[1]	10.00%	1.66%	4.56%
Realize as high a level of total return as is consistent with conservative investment risk, through income and secondarily through capital appreciation	Active/Passive Conservative Portfolio[2]	MSA	0.54%[1]	N/A	N/A	N/A
Realize as high a level of total return as is consistent with reasonable investment risk through appreciation and income	Active/Passive Balanced Portfolio[2] (formerly “Balanced Portfolio”)	MSA	0.44%[1]	12.19%	4.71%	6.76%
Realize as high a level of total return as is consistent with moderate investment risk through appreciation and secondarily through income	Active/Passive Moderate Portfolio[2] (formerly “Asset Allocation Portfolio”)	MSA	0.49%[1]	14.46%	6.36%	8.21%
Realize as high a level of total return as is consistent with aggressive investment risk, primarily through appreciation and some income	Active/Passive Aggressive Portfolio[2]	MSA	0.60%[1]	N/A	N/A	N/A
Variable Universal Life Plus – NY Prospectus

Investment Objective	Portfolio and Adviser/ Sub-adviser (if applicable)		Current Expenses	Average Annual Total Returns (as of 12/31/2025)
				1 Year	5 Year	10 Year
Long-term growth of capital	Active/Passive Very Aggressive Portfolio[2] (formerly “Active/Passive All Equity Portfolio”)	MSA	0.63%[1]	N/A	N/A	N/A
Growth of capital	American Funds® IS Growth Fund - Class 1A5	Capital Research and Management Company (CRMC)	0.58%	20.24%	13.37%	N/A
Long-term growth of capital	American Funds® IS Global Growth Fund - Class 1A5	CRMC	0.65%[1]	21.63%	8.24%	N/A
Long-term capital appreciation	American Funds® IS New World Fund® - Class 1A5	CRMC	0.82%[1]	28.27%	5.32%	N/A
Provide as high a level of current income as is consistent with the preservation of capital	American Funds® IS The Bond Fund of America® - Class 1A5	CRMC	0.47%[1]	7.24%	-0.14%	N/A
Provide, over the long term, a high level of total return consistent with prudent investment management	American Funds® IS Capital World Bond Fund® - Class 1A5	CRMC	0.73%	9.31%	-2.50%	N/A
Provide a high level of current income; a secondary objective is capital appreciation	American Funds® IS American High-Income Trust® - Class 1A5	CRMC	0.62%[1]	8.19%	5.59%	N/A
Seek to match the performance of the MSCI EAFE Index in U.S. dollars with net dividends as closely as possible before deduction of fund expenses	BlackRock International Index V.I. Fund - Class I6	BlackRock Advisors, LLC	0.27%[1]	31.37%	8.88%	8.18%
Maximize total return, consistent with income generation and prudent investment management	BlackRock Total Return V.I. Fund - Class I6	BlackRock Advisors, LLC/ BlackRock International Limited & BlackRock (Singapore) Limited	0.43%[1]	8.00%	-0.37%	2.18%
Total return	Cantor Fitzgerald Commodity Return Strategy Portfolio – Class 2[7]	O’Connor Alternative Investments, LLC [8]	0.80%[1]	15.68%	10.61%	N/A
Long-term capital appreciation	Columbia VP Small Cap Value Discovery Fund - Class 1[9](formerly “VP Small Cap Value Fund”)	Columbia Management Investment Advisers, LLC	0.91%[1]	14.99%	12.48%	11.48%
Long-term growth of capital	Fidelity® VIP Mid Cap Portfolio – Initial Class[10]	Fidelity Management & Research Company LLC (FMR)[11]	0.55%	11.75%	10.10%	10.59%
Long-term capital appreciation	Fidelity® VIP ContrafundSM Portfolio – Initial Class[10]	FMR[11]	0.54%	21.52%	15.37%	15.78%
Capital appreciation	Fidelity® VIP Value Strategies Portfolio - Initial Class[10]	FMR[11]	0.59%	7.99%	12.14%	10.82%
Capital appreciation	Fidelity® VIP Health Care Portfolio - Initial Class[10]	FMR[11]	0.59%	14.39%	4.18%	8.75%
Capital appreciation	Fidelity® VIP Technology Portfolio - Initial Class[10]	FMR[11]	0.56%	23.36%	16.83%	23.76%
Variable Universal Life Plus – NY Prospectus

Investment Objective	Portfolio and Adviser/ Sub-adviser (if applicable)		Current Expenses	Average Annual Total Returns (as of 12/31/2025)
				1 Year	5 Year	10 Year
Seek to provide investment results that correspond to the aggregate price and interest performance of debt securities in the Bloomberg U.S. Aggregate Bond Index	Fidelity® VIP Bond Index Portfolio - Initial Class[10]	FMR [11]	0.14%	6.98%	-0.57%	N/A
Long-term growth of capital	John Hancock Disciplined Value International Trust - Series NAV[12]	John Hancock Variable Trust Advisers LLC/Boston Partners Global Investors, Inc.	0.79%	41.02%	12.70%	8.97%
Long-term capital appreciation and current income	John Hancock Real Estate Securities Trust - Series NAV[12]	John Hancock Variable Trust Advisers LLC/Wellington Management Company LLP	0.76%[1]	0.63%	5.77%	5.91%
High level of current income	John Hancock Strategic Income Opportunities Trust - Series NAV[12]	John Hancock Variable Trust Advisers LLC/Manulife Investment Management (US) LLC	0.74%[1]	7.51%	1.61%	3.26%
Long-term growth of capital by investing primarily in securities of companies that meet the Portfolio’s environmental, social and governance criteria	Quality Equity Portfolio[13] (formerly “Sustainable Equity Portfolio”)	Neuberger Berman Investment Advisers LLC	0.87%	13.71%	12.83%	12.94%
Long-term growth of capital	U.S. Strategic Equity Fund[14]	Russell Investment Management LLC (RIM)[15]	0.87%[1]	14.43%	10.66%	12.45%
Long-term growth of capital	U.S. Small Cap Equity Fund[14]	RIM[15]	1.06%[1]	8.34%	7.15%	8.98%
Current income and long- term growth of capital	Global Real Estate Securities Fund[14]	RIM[15]	0.90%	8.59%	2.55%	3.57%
Long-term growth of capital	International Developed Markets Fund[14]	RIM[15]	0.95%[1]	28.64%	8.53%	7.51%
Provide total return	Strategic Bond Fund[14]	RIM[15]	0.65%[1]	7.35%	-1.07%	1.77%
Current income and moderate long-term capital appreciation	LifePoints® Variable Target Portfolio Series Moderate Strategy Fund[14]	RIM[15]	0.83%[1]	12.24%	3.96%	5.05%
Above-average long-term capital appreciation and a moderate level of current income	LifePoints® Variable Target Portfolio Series Balanced Strategy Fund[14]	RIM[15]	0.89%[1]	14.96%	6.39%	6.88%
High long-term capital appreciation; and as a secondary objective, current income	LifePoints® Variable Target Portfolio Series Aggressive Strategy Fund[14]	RIM[15]	0.95%[1]	17.45%	8.56%	8.59%
High long-term capital appreciation	LifePoints® Variable Target Portfolio Series Equity Aggressive Strategy Fund[14]	RIM[15]	0.98%[1]	18.47%	9.53%	9.23%
1
This reflects an expense reimbursement and/or fee waiver arrangement that is in place and reported in the Portfolio’s registration statement. This agreement may be terminated in the future and, therefore, the expense figures shown reflect temporary fee reductions.
2
A series of Northwestern Mutual Series Fund, Inc., for which Mason Street Advisors, LLC, (MSA) our wholly-owned company, serves as investment adviser.
3
Although the Government Money Market Portfolio seeks to preserve its value at $1.00 per share, it is possible to lose money by investing in the Government Money Market Portfolio. An investment in a money market portfolio is neither insured nor guaranteed by the Federal Deposit Insurance Corporation or any government agency. During extended periods of low interest rates, the yield of a money market portfolio may also become extremely low and possibly negative. Please note that allocations into the Government Money Market Division are subject to certain restrictions if your Death Benefit Guarantee is in effect (see “Restrictions on Amounts in the Government Money Market Division” in the Prospectus).
Variable Universal Life Plus – NY Prospectus

4
Please note that allocations or transfers into the Government Money Market Division are subject to certain restrictions if your Death Benefit Guarantee is in effect. These restrictions include limits on the timing and amounts allocated or transferred to this Division to ensure total amounts in, or percentages allocated or transferred to, this Division do not exceed certain maximum percentages (see "Restrictions on Amounts in the Government Money Market Division" in the Prospectus ).
5
A series of American Funds Insurance Series®.
6
The BlackRock International Index V.I. Fund and BlackRock Total Return V.I. Fund are series of BlackRock Variable Series Funds, Inc. and BlackRock Variable Series Funds II, Inc., respectively.
7
A series of Cantor Fitzgerald Variable Insurance Trust (formerly “Credit Suisse Trust”).
8
Effective March 31, 2026, O’Connor Alternative Investments, LLC succeeded UBS Asset Management (Americas) LLC as the Portfolio’s investment adviser.
9
A series of Columbia Funds Variable Insurance Trust.
10
The Fidelity® VIP Contrafund® Portfolio is a series of Variable Insurance Products Fund II. The Fidelity® VIP Mid Cap Portfolio and Fidelity® VIP Value Strategies Portfolio are each a series of Variable Insurance Products Fund III. The Fidelity® VIP Health Care Portfolio and Fidelity® VIP Technology Portfolio are each a series of Variable Insurance Products Fund IV. The Fidelity® VIP Bond Index Portfolio is a series of Variable Insurance Products Fund V.
11
The following affiliates of Fidelity Management & Research Company also assist with foreign investments for each Portfolio: Fidelity Management & Research (U.K.) Inc., Fidelity Management & Research (Hong Kong) Limited, and Fidelity Management & Research (Japan) Inc.
12
A series of John Hancock Variable Insurance Trust.
13
A series of Neuberger Berman Advisers Management Trust.
14
A series of Russell Investment Funds.
15
Assets of each Portfolio are invested by one or more investment management organizations researched and recommended by Russell Investment Management LLC, the investment adviser for the Russell Investment Funds.
Variable Universal Life Plus – NY Prospectus

Additional Information
More information about the Policy and Separate Account is included in a Statement of Additional Information (“SAI”), which is dated the same day as this Summary Prospectus and the Prospectus, and is available free of charge from The Northwestern Mutual Life Insurance Company. To request a free copy of the Separate Account’s SAI, or current annual report, or to request other information about the Policy or to make investor inquiries, call (866) 464-3800. Under certain circumstances you or your Financial Representative may be able to obtain these documents online at www.nmprospectus.com. Reports and other information about the Separate Account are available on the SEC’s Internet site at www.sec.gov, or they may be obtained, upon payment of a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov.
This Summary Prospectus incorporates by reference the Prospectus for the Policy and the SAI, both dated July 1, 2025, as amended or supplemented.

Edgar Contract Identifier C000216216
Variable Universal Life Plus – NY Prospectus